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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this registration statement on Form S-8 of our report dated March 9, 1998 appearing on page 19 of FLIR Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 42 of such Annual Report on Form 10-K.

                              /s/ PricewaterhouseCoopers LLP

                              PRICEWATERHOUSECOOPERS LLP


Portland, Oregon
September 30, 1998